Exhibit 1.01

CONFLICT MINERALS REPORT
for the Calendar Year Ended December 31, 2023
Date: May 31, 2024
Introduction
EnerSys (the “Company,” “we,” or “us”) is the global leader in stored energy solutions for industrial applications and designs, manufactures, and distributes energy systems solutions and motive power batteries, specialty batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. The company goes to market through four lines of business: Energy Systems, Motive Power, Specialty and New Ventures. Energy Systems, which combine power conversion, power distribution, energy storage, and enclosures, are used in the telecommunication, broadband and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions. Motive power batteries and chargers are utilized in electric forklift trucks and other industrial electric powered vehicles. Specialty batteries are used in aerospace and defense applications, large over-the-road trucks, premium automotive, medical and security systems applications. New Ventures provides energy storage and management systems for various applications including demand charge reduction, utility back-up power, and dynamic fast charging for electric vehicles. Our business is highly decentralized with manufacturing locations throughout the world. Much of our manufacturing capacity is located outside the United States. More specifically, we currently have significant manufacturing or distribution facilities outside of the United States, in Argentina, Australia, Belgium, Brazil, Canada, Czechia, France, Germany, Italy, Malaysia, Mexico, the People’s Republic of China, Poland, Spain, Switzerland and the United Kingdom.

The Securities and Exchange Commission (the “SEC”) issued final rules (the “Conflict Minerals Rules”) to implement Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, which requires companies that file reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including EnerSys, provide disclosures about conflict minerals that are “necessary to the functionality or production of a product manufactured by the company.” “Conflict Minerals”, for purposes of these Conflict Minerals Rules, are defined by the SEC to be gold, columbite-tantalite (or coltan, as it is also called), cassiterite, and wolframite, including their derivatives, which are limited to, by the SEC’s rule, tantalum, tin, and tungsten, that originated in the Democratic Republic of the Congo (“DRC”) and certain adjoining countries (collectively with the DRC, the “Covered Countries”).
In accordance with SEC rules, the information in this report includes the activities of all majority-owned subsidiaries and entities that are required to be consolidated under U.S. Generally Accepted Accounting Principles. Furthermore, under the Conflict Minerals Rules, acquisitions are required to be included in the Company’s first filing that occurs no more than eight months after the acquisition date. Moreover, any businesses that were divested, sold or otherwise disposed of, during the reporting period were only included in our procedures through the transaction disposition date.
These Conflict Minerals Rules require companies like EnerSys to undertake a three-step process. First, we need to determine if these rules apply by determining if Conflict Minerals are necessary to the functionality or production of products that we manufacture or contract to be manufactured. Second, if the rules apply, we are required to conduct a reasonable country of origin inquiry (“RCOI”) to determine if the Conflict Minerals in our supply chain during the calendar year originated from the Covered Countries. Third, if we are unable to draw a conclusion from our RCOI, we are required to exercise due diligence on the Conflict Minerals’ source and chain of custody and to prepare a more detailed Conflict Minerals Report.

Determination of Applicability of Conflict Minerals Rules
We have determined that (a) tin (the “Battery Conflict Mineral”) is necessary to the functionality or production of our batteries and (b) gold, tantalum and tin (the “Electronics Conflict Minerals,” and together with Battery Conflict Mineral, the “Subject Minerals”) are generic electronic components, for circuit boards, resistors, capacitors, and transformers, which we use in our battery chargers, power conversion and power distribution products and accordingly are necessary to the functionality or production of such products.
Reasonable Country of Origin Inquiry
Pursuant to the Conflict Minerals Rules, we conducted a good faith RCOI regarding the Subject Minerals to determine whether the Company had reason to believe that any of the conflict minerals necessary to the functionality or production of its products may have originated in the Covered Countries. The Company relied upon guidance from the Responsible Minerals Initiative (“RMI”) (formerly, Conflict-Free Sourcing Initiative) and used the RMI’s Conflict Minerals Reporting Template (“CMRT”) as part of our RCOI process. After identifying relevant suppliers, the Company then conducted a supply chain survey, based on the current version of the CMRT. Due to EnerSys’ downstream position in our supply chain, several tiers removed from 3TG Smelters or Refiners (“SoRs”), any efforts rely on the cooperation of our tier 1 supply chain. In 2023, over 421 suppliers took part in our RCOI process.

In addition, EnerSys cross-referenced our list of suppliers and smelters with the RMI RCOI data, as well as our review of publicly available information and we have identified the country of origin information of the Subject Minerals contained in our products. We believe that this inquiry was reasonably designed to determine whether any of such minerals originated in the Covered Countries, or were derived from recycled or scrap sources. Based upon the inquiry undertaken, we were unable to conclude that the Subject Minerals did not originate in the Covered Countries or that the Subject Minerals are solely from scrap or recycled sources. Accordingly, as required by the Conflict Minerals Rules, because we were unable to conclude the country of origin of the Subject Minerals, we must exercise due diligence on their source and chain of custody.
Due Diligence
We designed our due diligence measures to conform to the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including the related supplements on tantalum, tin, tungsten, and gold (collectively, the “OECD Framework”). Consistent with the OECD Framework, we undertook a risk-based approach based upon our position in the supply chain for both the Battery Conflict Mineral and the Electronics Conflict Minerals.
The Company determined that a reasonable risk based approach was to conduct a survey of direct suppliers if the components and materials supplied suggested they were likely to contain Conflict Minerals. We also conducted interviews with suppliers and vendors and, as part of our normal course of business, conducted on-site due diligence. The Company’s due diligence processes are based on the data received from direct suppliers and those suppliers seeking similar information within their supply chains. The Company determined that it was not practical to conduct a survey of all suppliers in its supply chain.
All of our suppliers and vendors are required to comply with our Code of Supplier Conduct, which covers Conflict Minerals from the Covered Countries, and our purchasing department reviewed supplier and vendor compliance with the same. Our purchasing department continues to incorporate compliance with the Conflict Minerals Rules into its purchase orders and supply agreements. We believe that, as a result, we were able to identify and assess risk in our supply chain based on a number of factors, including, but not limited to, annual spend and geographic location.

With respect to our Battery Conflict Mineral, most suppliers indicated that such tin originated from scrap or recycled sources.
With respect to the Electronics Conflict Minerals used, many of our electronics component suppliers were unable to assist EnerSys in tracing those relevant component parts to their original manufacturer or processor. Many of the key electronics distributors have provided statements that they support the initiatives and are seeking all their suppliers to be “conflict-free”.
The Company has taken, or intends to take, the following steps to improve the due diligence conducted to further mitigate any risk that the necessary Subject Minerals in our products could originate from the Covered Countries:

•Continue to evaluate upstream sources through a broader set of tools to evaluate risk. These include, but are not limited to:
◦Using a comprehensive smelter and refiner library with detailed status and notes for each entity.
◦Scanning for verifiable media sources on each smelter and refiner to flag risk issues.
◦Comparing the list of smelters/refiners against government watch and denied parties lists.
•Engage with suppliers more closely, and provide more information and training resources regarding responsible sourcing of 3TGs.
•Encourage suppliers to have due diligence procedures in place for their supply chains to improve the content of the responses from such suppliers.
•Continue to include a conflict minerals flow-down clause in new or renewed supplier contracts, as well as included in the terms and conditions of each purchase order issued.
•Follow the OECD Guidance process, increase the emphasis on clean and validated smelter and refiner information from the supply chain through feedback and detailed smelter analysis.
•As described in the OECD Guidance, through collaborative efforts with industry associations, we encourage more identified smelters to become audited.
•Participate in outreach to influence the upstream smelters or refiners in the industry who process minerals in a call to action to adhere to responsible sourcing practices.
Product Description
The relevant products covered by this report are:
Batteries. Our batteries are used as energy storage solutions for:
•energy systems products, which are used for backup power for the continuous operation of critical applications in telecommunications systems, broadband and utility industries, uninterruptible power supplies, and numerous unique applications requiring stored energy solutions;

•motive power products, which are used to provide power for electric industrial forklifts used in manufacturing, warehousing and other material handling applications, as well as mining equipment, diesel locomotive starting and other rail equipment; and

•specialty power products, used in aerospace and defense applications, large over-the-road trucks, premium automotive, medical and security systems applications.

Battery Chargers. Our battery chargers are used with both energy systems products and motive power products, as each are described above. As a downstream consumer of electronics components and due in large part to the complexity of the electronics supply chain, our suppliers were unable to provide us with information to enable us to identify the source, whether recycled or scrap, of, or facilities that process, the Electronics Conflict Minerals that are present in the electronic circuit boards we use for our battery chargers. Accordingly, we cannot identify the country of origin of such Electronics Conflict Minerals.
Enclosures. Our cabinets and enclosures for electronic equipment and batteries are used with energy systems products. As a downstream consumer of electronics components and due in large part to the complexity of the electronics supply chain, our suppliers were unable to provide EnerSys with information to enable us to identify the source, whether recycled or scrap, of, or facilities that process, the Electronics Conflict Minerals that are present in the electronic circuit boards we use for our enclosures. Accordingly, we cannot identify the country of origin of such Electronics Conflict Minerals.
Power Conversion and Distribution. Our power conversion and power distribution products are part of our energy system solutions. As a downstream consumer of electronics components and due in large part to the complexity of the electronics supply chain, our suppliers were unable to provide EnerSys with information to enable us to identify the source, whether recycled or scrap, of, or facilities that process, the Electronics Conflict Minerals that are present in the electronic circuit boards we use for our power conversion and power distribution products. Accordingly, we cannot identify the country of origin of such Electronics Conflict Minerals.
Determination
Based on the information obtained during our due diligence through December 31, 2023, we believe that the facilities that may have been used to process the Subject Minerals in our batteries, battery chargers, enclosures, power conversion and power distribution products include the smelters listed in Annex I.
Based on these due diligence efforts, we do not have sufficient information to conclusively determine the countries of origin of the Subject Minerals in our products or whether the Subject Minerals in our products are from recycled or scrap sources. However, based on the information obtained during our due diligence, we believe that the countries of origin of the Subject Minerals contained in our products include the countries listed in Annex II attached, as well as recycled and scrap sources.
As permitted by the Conflict Minerals Rules and guidance from the SEC, this report has not been, and is not required, to be audited.
    We have provided information as of the date of this report. Subsequent events, such as the inability or unwillingness of any suppliers or smelters to comply with our requests or due diligence may affect our future determinations under Rule 13p-1 promulgated under the Exchange Act.

Annex I
Process Facilities
as of December 31, 2023

Subject Metal:	Facility Name of Smelter or Refiner:	County Location:
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Agosi AG	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
Gold	Argor-Heraeus S.A.	Switzerland
Gold	Asahi Pretec Corp.	Japan
Gold	Aurubis AG	Germany
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Advanced Chemical Company	United States Of America
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Caridad	Mexico
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Boliden AB	Sweden
Gold	Cendres + Metaux S.A.	Switzerland
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Dowa	Japan
Gold	Chugai Mining	Japan
Gold	DSC (Do Sung Corporation)	Korea, Republic Of
Gold	JSC Novosibirsk Refinery	Russian Federation
Gold	LT Metal Ltd.	Korea, Republic Of
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Heraeus Metals Hong Kong Ltd.	China
Gold	Heimerle + Meule GmbH	Germany
Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan
Gold	Refinery of Seemine Gold Co., Ltd.	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Asahi Refining Canada Ltd.	Canada
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	Kazakhmys Smelting LLC	Kazakhstan

Gold	Kazzinc	Kazakhstan
Gold	Heraeus Germany GmbH Co. KG	Germany
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies S.A.	Switzerland
Gold	Mitsubishi Materials Corporation	Japan
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Materion	United States Of America
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Nihon Material Co., Ltd.	Japan
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation
Gold	Jiangxi Copper Co., Ltd.	China
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	PX Precinox S.A.	Switzerland
Gold	Royal Canadian Mint	Canada
Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province Of China
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	Torecom	Korea, Republic Of
Gold	United Precious Metal Refining, Inc.	United States Of America
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	Western Australian Mint (T/a The Perth Mint)	Australia
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	Shandong Gold Smelting Co., Ltd.	China
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China
Gold	Morris and Watson	New Zealand
Gold	SAFINA A.S.	Czechia
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	L'azurde Company For Jewelry	Saudi Arabia
Gold	LS-NIKKO Copper Inc.	Korea, Republic Of
Gold	Guangdong Jinding Gold Limited	China
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe

Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	Sudan Gold Refinery	Sudan
Gold	SAAMP	France
Gold	Italpreziosi	Italy
Gold	AU Traders and Refiners	South Africa
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India
Gold	Modeltech Sdn Bhd	Malaysia
Gold	Planta Recuperadora de Metales SpA	Chile
Gold	ABC Refinery Pty Ltd.	Australia
Gold	NH Recytech Company	Korea, Republic Of
Gold	International Precious Metal Refiners	United Arab Emirates
Gold	T.C.A S.p.A	Italy
Gold	Metalor USA Refining Corporation	United States Of America
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
Gold	Augmont Enterprises Private Limited	India
Gold	Kundan Care Products Ltd.	India
Gold	REMONDIS PMR B.V.	Netherlands
Gold	Fujairah Gold FZC	United Arab Emirates
Gold	Abington Reldan Metals, LLC	United States Of America
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	MKS PAMP SA	Switzerland
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	Coimpa Industrial LTDA	Brazil
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan
Gold	Emerald Jewel Industry India Limited (Unit 4)	India
Gold	Gold by Gold Colombia	Colombia
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland
Gold	Shandong Humon Smelting Co., Ltd.	China
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Korea Zinc Co., Ltd.	Korea, Republic Of
Gold	Marsam Metals	Brazil
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	Shenzhen CuiLu Gold Co., Ltd.	China
Gold	L'Orfebre S.A.	Andorra
Gold	8853 S.p.A.	Italy
Gold	Pease & Curren	United States Of America

Gold	JALAN & Company	India
Gold	African Gold Refinery	Uganda
Gold	Gold Coast Refinery	Ghana
Gold	Dijllah Gold Refinery FZC	United Arab Emirates
Gold	Chimet S.p.A.	Italy
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	CGR Metalloys Pvt Ltd.	India
Gold	Sovereign Metals	India
Gold	Emerald Jewel Industry India Limited (Unit 1)	India
Gold	K.A. Rasmussen	Norway
Gold	MD Overseas	India
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China
Gold	Istanbul Gold Refinery	Turkey
Gold	Japan Mint	Japan
Gold	Asahi Refining USA Inc.	United States Of America
Gold	JSC Uralelectromed	Russian Federation
Gold	Kennecott Utah Copper LLC	United States Of America
Gold	Lingbao Gold Co., Ltd.	China
Gold	WEEEREFINING	France
Gold	Dongwu Gold Group	China
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Sabin Metal Corp.	United States Of America
Gold	Samduck Precious Metals	Korea, Republic Of
Gold	Samwon Metals Corp.	Korea, Republic Of
Gold	SEMPSA Joyeria Plateria S.A.	Spain
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Valcambi S.A.	Switzerland
Gold	Yamakin Co., Ltd.	Japan
Gold	Industrial Refining Company	Belgium
Gold	Shirpur Gold Refinery Ltd.	India
Gold	Albino Mountinho Lda.	Portugal
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Sai Refinery	India
Gold	Bangalore Refinery	India
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
Gold	Safimet S.p.A	Italy

Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania
Gold	QG Refining, LLC	United States Of America
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan
Gold	Emerald Jewel Industry India Limited (Unit 2)	India
Gold	Emerald Jewel Industry India Limited (Unit 3)	India
Gold	Alexy Metals	United States Of America
Gold	Metallix Refining Inc.	United States Of America
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa
Gold	Sam Precious Metals	United Arab Emirates
Gold	GG Refinery Ltd.	Tanzania, United Republic Of
Tantalum	Smelter Not Listed	China
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	Mineracao Taboca S.A.	Brazil
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	Telex Metals	United States Of America
Tantalum	AMG Brasil	Brazil
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	D Block Metals, LLC	United States Of America
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	KEMET de Mexico	Mexico
Tantalum	TANIOBIS Japan Co., Ltd.	Japan
Tantalum	Materion Newton Inc.	United States Of America
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany
Tantalum	Global Advanced Metals Boyertown	United States Of America
Tantalum	QuantumClean	United States Of America
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China
Tantalum	Taki Chemical Co., Ltd.	Japan
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	PowerX Ltd.	Rwanda
Tantalum	TANIOBIS Co., Ltd.	Thailand
Tantalum	TANIOBIS GmbH	Germany
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Resind Industria e Comercio Ltda.	Brazil
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	NPM Silmet AS	Estonia

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	5D Production OU	Estonia
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	EM Vinto	Bolivia (Plurinational State Of)
Tin	Fenix Metals	Poland
Tin	Alpha	United States Of America
Tin	PT Premium Tin Indonesia	Indonesia
Tin	Dowa	Japan
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	China Tin Group Co., Ltd.	China
Tin	Mineracao Taboca S.A.	Brazil
Tin	Metallic Resources, Inc.	United States Of America
Tin	Jiangxi New Nanshan Technology Ltd.	China
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT Timah Nusantara	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	Novosibirsk Tin Combine	Russian Federation
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	VQB Mineral and Trading Group JSC	Viet Nam
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin	CV Venus Inti Perkasa	Indonesia
Tin	PT Tirus Putra Mandiri	Indonesia
Tin	Smelter Not Listed	Indonesia
Tin	Resind Industria e Comercio Ltda.	Brazil
Tin	Aurubis Beerse	Belgium
Tin	PT Sukses Inti Makmur	Indonesia
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China
Tin	PT Bangka Serumpun	Indonesia
Tin	CV Ayi Jaya	Indonesia
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin	PT Rajawali Rimba Perkasa	Indonesia

Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil
Tin	PT Cipta Persada Mulia	Indonesia
Tin	Super Ligas	Brazil
Tin	Minsur	Peru
Tin	Aurubis Berango	Spain
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Timah Tbk Kundur	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China
Tin	Pongpipat Company Limited	Myanmar
Tin	Smelter Not Listed	China
Tin	Rui Da Hung	Taiwan, Province Of China
Tin	CRM Synergies	Spain
Tin	Melt Metais e Ligas S.A.	Brazil
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	Mining Minerals Resources SARL	Congo, Democratic Republic Of The
Tin	Smelter Not Listed	Japan
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam
Tin	PT Menara Cipta Mulia	Indonesia
Tin	Modeltech Sdn Bhd	Malaysia
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China
Tin	Estanho de Rondonia S.A.	Brazil
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Smelter Not Listed	Malaysia
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Mitsubishi Materials Corporation	Japan
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Timah Tbk Mentok	Indonesia
Tin	Thaisarco	Thailand
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China
Tin	PT Bangka Prima Tin	Indonesia
Tin	Smelter Not Listed	China

Tin	Tin Technology & Refining	United States Of America
Tin	Luna Smelter, Ltd.	Rwanda
Tin	Precious Minerals and Smelting Limited	India
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China
Tin	PT Mitra Sukses Globalindo	Indonesia
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil
Tin	DS Myanmar	Myanmar
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia
Tungsten	A.L.M.T. Corp.	Japan
Tungsten	Kennametal Huntsville	United States Of America
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China
Tungsten	Global Tungsten & Powders LLC	United States Of America
Tungsten	Hunan Jintai New Material Co., Ltd.	China
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Kennametal Fallon	United States Of America
Tungsten	Wolfram Bergbau und Hutten AG	Austria
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China
Tungsten	Masan High-Tech Materials	Viet Nam
Tungsten	Niagara Refining LLC	United States Of America
Tungsten	China Molybdenum Tungsten Co., Ltd.	China
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China
Tungsten	Hubei Green Tungsten Co., Ltd.	China
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines
Tungsten	ACL Metais Eireli	Brazil
Tungsten	Moliren Ltd.	Russian Federation
Tungsten	OOO “Technolom” 1	Russian Federation
Tungsten	LLC Vostok	Russian Federation
Tungsten	Tungsten Vietnam Joint Stock Company	Viet Nam
Tungsten	Smelter Not Listed	Viet Nam
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation
Tungsten	NPP Tyazhmetprom LLC	Russian Federation
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China

Tungsten	HANNAE FOR T Co., Ltd.	Korea, Republic Of
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Hydrometallurg, JSC	Russian Federation
Tungsten	Cronimet Brasil Ltda	Brazil
Tungsten	Artek LLC	Russian Federation
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China
Tungsten	OOO “Technolom” 2	Russian Federation
Tungsten	DONGKUK INDUSTRIES CO., LTD.	Korea, Republic Of
Tungsten	Smelter Not Listed	Taiwan, Province Of China
Tungsten	Smelter Not Listed	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam
Tungsten	H.C. Starck Tungsten GmbH	Germany
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany
Tungsten	Unecha Refractory metals plant	Russian Federation
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China
Tungsten	Nam Viet Cromit Joint Stock Company	Viet Nam

Annex II
Countries of Origin

Andorra	Myanmar
Australia	Netherlands
Austria	New Zealand
Belgium	Norway
Bolivia (Plurinational State of)	Peru
Brazil	Philippines
Canada	Poland
Chile	Portugal
China	Russian Federation *
Columbia	Rwanda **
Congo, Democratic Republic Of The **	Saudi Arabia
Czechia	Singapore
Estonia	South Africa
France	Spain
Germany	Sudan
Ghana	Sweden
India	Switzerland
Indonesia	Taiwan, Province of China
Italy	Tanzania, United Republic Of **
Japan	Thailand
Kazakhstan	Turkey
Korea, Republic of	Uganda **
Kyrgyzstan	United Arab Emirates
Lithuania	United States of America
Malaysia	Uzbekistan
Mexico	Vietnam
Zimbabwe

*	EnerSys does not directly import gold from the Russian Federation. If any gold in products supplied to us was from any Russian Federation gold smelter or refinery, it would have been substantially transformed prior to receipt and incorporation into our finished products.
**	The DRC or adjoining country.